UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2011

QSGI INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32620 (Commission File Number)	13-2599131 (IRS Employer Identification Number)
400 Royal Palm Way, Palm Beach, FL 33480 (Address of Principal Executive Office)
Registrant’s telephone number, including area code: (561) 629-5713

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our financial statements and the related notes that will be filed herein.
In this Form 8-K, references to “we,” “our,” “us,” “our company,” “the Company” refer to KruseCom, LLC.  In this Form 8-K, references to “QSGI, Inc.” or the “Registrant” refer to QSGI, Inc., a Delaware corporation.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective June 17, 2011 QSGI, Inc. merged with KruseCom, LLC (“KruseCom”), a company that is primarily engaged in Information Technology Data Security and Compliance.   The merger was carried out in accordance with a Share Exchange Agreement dated June 17, 2011 (the “Exchange Agreement”) among KruseCom, a Florida Limited Liability Company formed in October 2009..  The merger contemplated by the Exchange Agreement is part of the Chapter 11 Plan of Reorganization that was approved by the impaired parties and confirmed by the US Bankruptcy Court on May 4, 2011.

The close of the Exchange Agreement transaction (the “Closing”) took place June 17, 2011 (the Closing Date”).  On the Closing Date, pursuant to the terms of the Exchange Agreement, QSGI acquired all of the outstanding ownership interests of KruseCom (the “Interests”) from KruseCom in exchange for 190,000,000 shares of QSGI common stock.  The Exchange Agreement is incorporated in this report as Exhibit 2.1.

As a consequence of the transaction the former owners of KruseCom will become majority owners of QSGI and QSGI will adopt the KruseCom business operation as its primary business.  The QSGI Board of Directors will remain in place following the transaction.  The financial statements in this report are those of KruseCom.  The company will continue to be classified as a smaller reporting company as defined by Rule 229.10(f)(1).

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described in Item 1.01 above, On June 17, 2011 the parties entered into an Exchange Agreement where QSGI, pursuant to the company’s plan of reorganization, will issue 190,000,000 shares of QSGI common stock to the share owners of KruseCom in exchange for all of their ownership interests.   The Exchange Agreement is incorporated in this report as Exhibit 2.1.

FORM 10 DISCLOSURES

Business

Forward-Looking Statements And Associated Risk

The following discussion should be read in conjunction with our audited Financial Statements and Notes thereto included herein.

Certain statements in this Report constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.  We intend that such forward-looking statements be subject to the safe harbors created thereby.

All such forward-looking information involves risks and uncertainties and may be affected by many factors, some of which are beyond our control.  These factors include:
Our growth strategies.
Anticipated trends in our business and demographics.
Our ability to successfully integrate the business operations of recently acquired companies; and
Regulatory, competitive or other economic influences.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, the following:  our continued ability to sustain our growth through continuing vendor relationships; the successful consummation and integration of future acquisitions; the ability to hire and retain key personnel; the continued development of our technical, sales, marketing and management capabilities; relationships with and dependence on third-party suppliers; anticipated competition; uncertainties relating to economic conditions where we operate; uncertainties relating to government and regulatory policies; uncertainties relating to customer plans and commitments; rapid technological developments and obsolescence in the products we sell and the industries in which we operate and compete; existing and potential performance issues with suppliers and customers; governmental export and import policies; global trade policies; worldwide political stability and economic growth; the highly competitive environment in which we operate; potential entry of new, well-capitalized competitors into our markets; and changes in our capital structure and cost of capital.  The words “believe”, “expect”, “anticipate”, “intend” and “plan” and similar expressions identify forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Risk Factors

The following constitute some of the noteworthy risks of an investment in the Company and should be carefully considered by respective investors prior to investing in the Company.  The order of the following risk factors is not intended to be indicative of the relative importance of any described risk nor is the following risk factors intended to be inclusive of all the risks of an investment in the Company.

Factors Affecting Future Operating Results

You should carefully consider the following risk factors, together with all other information contained or incorporated by reference in this filing, before you decide to purchase shares of the Registrant’s stock. These factors could cause our future results to differ materially from those expressed in or implied by forward-looking statements made by us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. The trading price of the Registrant’s common stock could decline due to any of these risks, and you may lose all or part of your investment.

Uncertainty Of Future Financial Results

Our future financial results are uncertain. There can be no assurance that we will be profitable, and we may incur losses in the foreseeable future. Achieving and sustaining profitability depends upon many factors, including our ability to raise capital when needed, the success of our various marketing programs, and the maintenance or reduction of expense levels.

Fluctuations In Future Quarterly Results

We have been in business since October 2009 and have approximately six quarters of historic operating results. Our quarterly operating results may fluctuate based on how well we manage our business. Some of the factors that may affect how well we manage our business include the timing of our delivery of significant orders; our ability to engineer customer solutions in a timely, cost effective manner; our ability to structure our organization to enable achievement of our operating objectives; our ability to meet the needs of our customers and markets; the ability to deliver, in a timely fashion, products for which we have received orders; the length of the sales cycle; the demand for products and services we offer; the introduction or announcements by computer manufacturers relating to the remarketing of new and used equipment; the hiring and training of additional personnel; as well as general business conditions. If we fail to effectively manage our business, this could adversely affect our results of operations.

We expect that the size and timing of our sales transactions may vary substantially from quarter to quarter, and we expect such variations to continue in future periods, including the possibility of losses in one or more fiscal quarters. These fluctuations may be caused by delays in shipping certain computer systems for which we receive orders that we expect to deliver during that quarter. In addition, our collection periods may fluctuate due to periodic shortages of goods available for shipment, which may result in the delay of payment from customers who will not pay until their entire order is shipped. Accordingly, it is likely that in one or more future quarters, our operating results could be below investors’ expectations and, as a result, any future public offering of shares of the Registrant’s common stock could be materially adversely affected.

Industry cycles may strain our management and resources

Cycles of growth and contraction in our industry may strain our management and resources. To manage these industry cycles effectively, we must: improve operational and financial systems; train and manage our employee base; successfully integrate operations and employees of businesses we acquire or have acquired; attract, develop, motivate and retain qualified personnel with relevant experience; and adjust spending levels according to prevailing market conditions. If we cannot manage industry cycles effectively, our business could be seriously harmed.

We Have Limited Principal Markets And Customers; We Have Significant Dependence On Major Customers; There Is A Risk Of Industry Concentration

We operate solely in the United States. We sell and deliver computer systems, peripheral devices and parts to more than 300 customers throughout the United States and on 6 continents worldwide. For periods ended December 31, 2009 and 2010 and March 31, 2011 sales to our top ten customers comprised 83%, 49% and 54% of revenue respectively.  A portion of our revenues is also derived from export sales.  For the periods ended December 31, 2009 and 2010 and March 31, 2011 export sales were 0%, 7% and 3% respectively.
We cannot be certain that customers that have accounted for significant revenue in past periods will continue to generate revenue. As a result of this concentration of our customers, our results of operations could be negatively affected if any of the following occurs: one or more of our customers becomes insolvent or goes out of business; one or more of our key customers significantly reduces, delays or cancels orders; or one or more of our significant customers selects products or services from one of our competitors.

We do not have any exclusive long-term arrangements with our customers for the continued sales of our products or services. Our failure to acquire additional significant or principal customers or to maintain our relationships with our existing principal customers could have a material adverse effect on our results of operations and cash flows.

Although we are striving to broaden our market focus to include sales to other markets, both nationally and internationally, in the immediate future we expect that we will continue to derive a substantial percentage of our sales of product to such brokers and remarketers. Accordingly, unfavorable economic conditions or factors that relate to these industries, particularly any such conditions that might result in reductions in capital expenditures or changes in such companies' information processing system requirements, could have a material adverse effect on our results of operations.

We Rely On Merchandise Vendors As Sources For Our Products

The availability of off-lease and excess inventory computer equipment is unpredictable. We have no long-term arrangements with our vendors that assure the availability of equipment. We purchase equipment from many different vendors, and we have no formal commitments with or from any of them. We cannot assure you that our current vendors will continue to sell equipment to us as they have in the past, or that we will be able to establish new vendor relationships that ensure equipment will be available to us in sufficient quantities and at favorable prices. If we are unable to obtain sufficient quantities of equipment at favorable prices, our business will be adversely affected. In addition, we may become obligated to deliver specified types of computer equipment in a short time period and, in some cases, at specified prices. Because we have no formal relationships with vendors, we may not be able to obtain the required equipment in sufficient quantities in a timely manner, which could adversely affect our ability to fulfill these obligations.

We Are Subject To Risks That Our Inventory May Decline In Value Before We Sell It Or That We May Not Be Able To Sell The Inventory At The Prices We Anticipate

We purchase and warehouse inventory, most of which is “as-is” or excess inventory of computer equipment. As a result, we assume inventory risks and price erosion risks for these products. These risks are especially significant because computer equipment generally is characterized by rapid technological change and obsolescence. These changes affect the market for refurbished or excess inventory equipment. Our success will depend on our ability to purchase inventory at attractive prices relative to its resale value and our ability to turn our inventory rapidly through sales. If we pay too much or hold inventory too long, we may be forced to sell our inventory at a discount or at a loss or write down its value, and our business could be materially adversely affected.

Declining Prices For New Computer Equipment Could Reduce Demand For Our Products

The cost of new computer equipment has declined dramatically in recent years. As the price of new computer products declines, consumers may be less likely to purchase refurbished computer equipment unless there is a substantial discount to the price of the new equipment. Accordingly, if we were to sell “as-is” or refurbished equipment directly to end users, we would have to offer the products at a substantial discount to the price of new products. As prices of new products continue to decrease, our revenue, profit margins and earnings could be adversely affected. There can be no assurance that we will be able to maintain a sufficient pricing differential between new products and our “as-is” or refurbished products to avoid adversely affecting our revenues, profit margins and earnings.

If We Need Additional Financing For Unanticipated Working Capital Needs Or To Finance Acquisitions, We May Not Be Able To Obtain Such Capital, Which Could Adversely Affect Our Ability To Achieve Our Business Objectives

Since Inception, we have been able to generate sufficient funds from its operations to pay for its operating expenses. However, we may need to raise additional funds to finance unanticipated working capital requirements or to carry out its business plan. If funds are not available when required for unanticipated working capital needs or other transactions, our ability to carry out our business plan could be adversely affected, and we may be required to scale back operations to reflect the extent of available funding.

We may make acquisitions in the future, if advisable, and these acquisitions involve numerous risks.

Our growth depends upon market growth and our ability to enhance our existing products and services, and to introduce new products and services on a timely basis. One of the ways to accomplish this is through acquisitions. Acquisitions involve numerous risks, including, but not limited to, the following:
•	difficulty and increased costs in assimilating employees, including our possible inability to keep and retain key employees of the acquired business;
•	disruption of our ongoing business;
•	discovery of undisclosed liabilities of the acquired companies and legal disputes with founders or shareholders of acquired companies;
•	inability to successfully incorporate acquired technology and operations into our business and maintain uniform standards, controls, policies, and procedures;
•	inability to commercialize acquired technology;
•	the need to take impairment charges or write-downs with respect to acquired assets and
•	the failure of the acquired entity to perform as anticipated.

If We Experience Problems In Our Distribution Operations, We Could Lose Customers

In addition to product vendors, we depend on several other third parties over whom we have limited control, including, in particular, Federal Express, United Parcel Service and common carriers for delivery of products to and from our distribution facility and to our customers. We have no long-term relationships with any of those parties. We are therefore subject to risks, including risks of employee strikes and inclement weather, which could result in failures by such carriers to deliver products to our customers in a timely manner, which could damage our reputation and name.

The Industry In Which We Compete In Is Highly Competitive

We face competition in each area of our business. Some of our competitors have greater resources and a more established market position than we have. Our primary competitors include:
•
major manufacturers of computer equipment such as, Dell Computer Corporation, Hewlett Packard and IBM, each of which offer “as-is”, refurbished and new equipment through their websites and direct e-mail broadcast campaigns;

•	privately and publicly owned businesses such as Redemtech, Intechra and Tech Turn that offer asset management and end-of-life product refurbishment and remarketing services;
•	traditional store-based computer retailers, such as Best Buy Co., Inc., and
•	online competitors and auction sites, such as e-Bay

Some competitors have longer operating histories, larger customer or user bases, greater brand name recognition and significantly greater financial, marketing and other resources than we do. Some of these competitors already have an established brand name and can devote substantially more resources to increasing brand name recognition and product acquisition than we can. In addition, larger, well-established and well-financed entities may join with online competitors or computer manufacturers or suppliers as the use of the Internet and other online services increases. Our competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently or adopt more aggressive price or inventory availability policies than we can. Traditional store-based retailers also enable customers to see and test products in a manner that is not possible in the wholesale business. Our product offerings must compete with other new computer equipment and related products offered by our competitors. That competition may intensify if prices for new computers continue to decrease.

No Distributions; Issuance Of Preferred Classes of Members

We do not have a history of paying distributions to our investors, and there can be no assurance that dividends will be paid in the foreseeable future by the Registrant.  We intend to use any earnings, which may be generated to finance the growth of our businesses. The Registrant’s Board of Directors has the right to authorize the issuance of preferred stock, without further shareholder approval, the holders of which may have preferences over the holders of the Common Stock as to payment of dividends.

The Registrant’s common stock is illiquid and subject to price volatility unrelated to our operations.

If a market for the Registrant’s common stock does develop, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in Registrant’s common stock, changes in general conditions in the economy and the financial markets or other developments affecting us or our competitors. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on the Registrant’s common stock.

A large number of shares may be eligible for future sale and may depress the Registrant’s stock price.

The Registrant may be required, under terms of future financing arrangements, to offer a large number of common shares to the public, or to register for sale by future private investors a large number of shares sold in private sales to them.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then-current market price of the Registrant’s common stock, could adversely affect the market price of our common stock and could impair Registrant’s ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

Dependence On Key Individuals

Our success depends to a significant extent upon the continued contributions of our key management, technical and sales personnel, many of who would be difficult to replace. The loss of one or more of these employees could harm our business. Although we have entered into a limited number of employment contracts with certain executive officers, we generally do not have long term employment contracts with our key employees. Our success also depends on our ability to identify, attract and retain qualified technical, sales, marketing, finance and managerial personnel. Competition for qualified personnel is particularly intense in our industry and in our locations. This makes it difficult to retain our key personnel and to recruit highly qualified personnel. We have experienced, and may continue to experience, difficulty in hiring and retaining candidates with appropriate qualifications. To be successful, we need to hire candidates with appropriate qualifications and retain our key executives and employees.

We are organized with a small senior management team. If we were to lose the services of one of the following members of our management team, our overall operations could be adversely affected. We consider our key individuals as of this filing to be:
Marc Sherman, Chairman, Chief Executive Officer, Director
David Meynarez, Chief Financial Officer, Treasurer, Director

Anti-Takeover Provisions

Certain provisions of the Registrant’s Amended and Restated Certificate of Incorporation, Amended and Restated By-laws and Delaware law may be deemed to have an anti-takeover effect. The Registrant’s certificate of incorporation provides that its Board of Directors may issue additional shares of Common Stock or establish one or more classes or series of Preferred Stock with such designations, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations that the Board of Directors fixes without stockholder approval. In addition, the Registrant is subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Each of the foregoing provisions may have the effect of rendering more difficult, delaying, discouraging, preventing or rendering more costly an acquisition of QSGI or a change in control of QSGI.

Corporate Information

QSGI was incorporated in the State of Delaware in October 2001.  Up and until July 1, 2009 it operated with three segments all focused in Information Technology.  Specifically those disciplines were Data Center Maintenance, Data Security and Compliance and Network Infrastructure Design and Support.  The company’s Board of Directors decided to voluntarily file for Chapter 11 Bankruptcy protection on July 2, 2009.  By September 2009, the company sold significantly all of its assets while it negotiated with its secured lenders to restructure the remainder of its indebtedness and emerge from bankruptcy.  The company settled with it lenders during the second quarter of 2010 which allowed it to pursue a Plan of Reorganization (the “Plan”) and settle with its unsecured creditors.  As noted above, the Plan was approved by the impaired parties and confirmed by the US Bankruptcy Court on May 4, 2011.  The remainder of this report will provide information regarding KruseCom, unless specifically noted.

Plan of Reorganization

The Plan provides for, among other things, a restructuring of pre-petition debt, as follows (i) distribution of $50,000 and issuance of 10,000,000 common shares in the reorganized debtor for the extinguishment of  unsecured indebtedness; (ii) extinguishment of one $10,159,000 unsecured claim in consideration for the confirmation of a Plan of Reorganization; (iii) issuance of 425,000 common shares for the extinguishment of the redeemable convertible preferred stock; (iv) assumption of one $150,000 contingent secured claim bearing interest at 8% per annum and being paid over 8 installments beginning 120 days after confirmation; (v) assumption of note for bankruptcy legal expenses in the amount of $61,673, bearing interest at 8% per annum and being paid over 8 installments beginning 120 days after Plan confirmation; (vi) the right to issue 3,524,000 common shares in exchange for legal services related to the Plan of reorganization; (vii) issuance of 190,000,000 common shares in consideration for the merger of KruseCom; (viii) reservation of 10,000,000 shares to be issued by the reorganized debtor for working capital; (ix) reservation of 2,250,000 shares to be issued by the reorganized debtor to key third parties.

Corporate History of KruseCom

KruseCom, was formed as a Florida Limited Liability Company in 2009.  KruseCom has not been part of any bankruptcy, receivership or similar proceeding and has not had a material reclassification, merger, consolidation or purchase of sale of a significant amount of assets not in the ordinary course of business.  KruseCom’s principal product is data security and compliance (Auditing and Detagging, Erasing of Hard Drive, Tape and Hard Drive Degaussing, Regulatory Compliance Certification and Indemnification, Real time Extranet Reporting, Remarketing and Revenue Sharing and EPA Compliant Recycling, Reverse Logistics, Client-Site Audit and Erasure Solutions).   KruseCom has technical facilities in New Jersey, a sales, marketing and business development office in Florida and sales offices in Kentucky and New Hampshire.

For accounting purposes the merger of QSGI and KruseCom will be accounted for as a reverse acquisition with KurseCom as the acquirer and QSGI as the acquired party.  Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of KruseCom.

Dependence on Major Customers

We do not have any exclusive long-term arrangements with our customers for continued sales of our products.  At present, we operate primarily in the United States and no assets in foreign countries.

For the periods ended December 31, 2009 and 2010 and March 31, 2011 sales to our top ten customers comprised 83%, 49% and 54% of revenue, respectively.

A portion of our revenues is also derived from export sales.  For the periods ended December 31, 2009 and 2010 and March 31, 2011 export sales were 0%, 7% and 3%, respectively.

Backlog

Customers typically do not place recurring "long-term" orders with us, resulting in a limited order backlog at any point in time. Our failure to receive orders from customers on a continuous basis could have a material adverse effect on our financial condition, results of operations and cash flows given our lack of recurring orders.

Employees

As of March 31, 2011, we employed approximately 10 full-time and 1 part-time employees. None of our employees are represented by a collective bargaining agreement, nor have we experienced any work stoppages. We consider our relations with our employees to be good. We depend on the continued service of our key technical, sales and senior management personnel, and our ability to attract and retain additional qualified personnel. If we are unable to hire and retain qualified personnel, our business will be seriously harmed.

Available Information

Our Internet website address is http://www.krusecom.com
The Registrant’s website address is http://www.qsgiinc.com

Compliance With Environmental Regulations

Federal, state, and local laws or regulations which have been enacted or adopted regulating the discharge of materials into the environment have not had, and under present conditions we do not foresee that they will have, a material adverse effect on our capital expenditures, earnings, cash flows or our competitive position. We will continue to monitor our operations with respect to potential environmental issues and costs, including changes in legally mandated standards.

We recycle used equipment that may contain hazardous materials through one of several EPA certified recyclers. For a fee, these recyclers manage commodities and materials for recycling in accordance with applicable local, state and federal laws, rules and regulations. Upon receipt of materials for recycling, they provides us with a Certification of Destruction that, in part, certifies that the materials were accepted for the purpose of recycling and/or destruction in accordance with all applicable standards including federal, state and local requirements.

Properties

Our Data Security and Compliance technical operation leases approximately 6,000 square feet of general warehouse and office space in Eatontown, New Jersey pursuant to a five-year lease at a current annual rental of approximately $46,000, escalating each year.  In addition to fixed rentals, the real property lease requires the Company to pay all common area maintenance, real estate taxes and insurance. This facility, with approximately 6,000 feet of warehouse space, is in good condition. This lease expires in December 2015. This warehouse has sufficient capacity for our current business needs.  However, the company’s New Jersey landlord has additional space available in the same vicinity.  Initial conversations have taken place with the landlord to discuss expansion into a 10,000 square foot space.  Additionally, the company leases office space in Palm Beach, Florida for approximately $50,000 per year, which includes all common area maintenance, taxes and insurance, on a month-to-month basis and is cancellable with a 30-day notice by either party.  This location is utilized for the company’s sales and administrative office staff.  There is space is sufficient for its current needs.  There is ample available office space in the area should the need arise.

Legal Proceedings

From time to time, the Company may be party to legal proceedings which arise generally in the ordinary course of business.  QSGI is expecting to emerge from Chapter 11 Bankruptcy in July 2011.  All claims against QSGI have been resolved as part of that process.   Management is not aware of any claims against KruseCom or QSGI that would have a material adverse affect on the financial position, results of operation or cash flows of KruseCom or QSGI.

Certain Relationships and Related Transactions, and Director Independence

Loans from Principal Stockholders/Executive Officers
As of March 31, 2011, December 31, 2010 and 2009, there were no outstanding loans or notes due to or due from principal stockholders or executive officers.

Sales to Related Party
The Company had sales to Keystone Memory Group, a customer related to Marc Sherman, CEO, who is a principal stockholder of the Company. Marc Sherman's sister is part owner of Keystone Memory Group.
Sales to Keystone amounted to approximately $125,000 for the quarter ended March 31, 2011 and $13,000 and $0 for the years ended December 31, 2010 and 2009, respectively. Accounts receivable from this customer amounted to $37,500 for the quarter ended March 31, 2011, and $0 and $0 for December 31, 2010 and 2009 respectively.
Keystone primarily sells memory upgrades for Sun, HP, Cisco, Compaq and IBM workstations, servers and personal computers as well as other computer parts. We sell personal computer memory modules to Keystone in bona fide arms-length negotiated transactions at competitive fair market prices.

Submission of Matters to a Vote of Security Holders

With the exception of the voting that occurred to approve the plan of reorganization and hence the merger of KruseCom and QSGI, there were no other submissions of matters to a vote.

Management’s Discussion And Analysis of Financial Condition and Results of Operations

The following table sets forth, for the relationships to total revenue of line items in our statements of operations for the quarter ended March 31, 2011 and 2010 and is derived from the Unaudited Statement of Operations included below.

	Quarter Ended	Quarter Ended
	March 31, 2011	March 31, 2010

Total Revenue	100%	100%
Cost of Good Sold	59%	74%
Gross Profit	41%	26%

Selling General and Administrative Expenses	35%	28%
Other Income and Expense	1%	0%

Net income (loss)	6%	-2%

Revenue for the quarter ended March 31, 2011 was $834,000 compared to revenue of $926,000 for the quarter ended March 31, 2010 a decrease of $91,000 or 9.8%.  This decrease was a primarily a result of product mix.  We had a proportionally significant high revenue and low margin sale in 2010 which increased revenues while reducing overall margins.  The change in the product mix resulted in a gross profit margin of 40% in 2011 or $325,000 versus 26% in 2010 or $240,000.

Sales, general and administrative costs for the quarter ended March 31, 2011 were $294,000 compared to $254,000 for an increase of $39,000.  The primary reason for the increase is professional fees paid by the Company for the Registrant related to the Registrant’s bankruptcy proceedings.  Absent these non-recurring costs, the Company would have generated 10% Net income for 2011 versus -2% for 2010.

The following table sets forth, for the periods indicated below, the relationships to total revenue of line items in our statements of operations for the years ended December 31, 2010 and 2009.

	Year Ended	Year Ended
	December 31, 2010	December 31, 2009

Total Revenue	100%	100%
Cost of Good Sold	68%	66%
Gross Profit	32%	34%

Selling General and Administrative Expenses	31%	38%
Other Income and Expense	0%	0%

Net income (loss)	1%	-4%

Revenue for the year ended December 31, 2011 was $3,013,000 compared to revenue of $537,000 for the year ended December 31, 2010 an increase of $2,475,000 or 360%.  The primary driver of the increased revenue was twelve months of operation in 2010 versus three months of operation in 2009.  Additionally, the Company expanded organically through stepped up sales and marketing efforts while maintaining a similar year-over-year Gross profit.

Sales, general and administrative costs for the quarter ended March 31, 2011 were $942,000 compared to $202,000 for an increase of $740,000 due primarily to twelve months of operation in 2010 versus three months of operation in 2009.  Additionally, payroll costs increased as the company met its profit goals.

Liquidity and Capital Resources

Net cash provided by operating activities in the three months ended March 31, 2011 was $27,000 versus ($24,000) for March 31, 2010.  The change of $51,000 was primarily attributable to increased profitability.

The Company ended the quarter with cash and cash equivalents of $190,000 in 2011 versus $5,000 in 2010.

Net cash used by operating activities in the twelve months ended December 31, 2010 was $111,000 versus $7,000 for December 31, 2009.  The net increase of $104,000 was attributable to advantageous purchases of information technology assets for inventory and resale due to greater working capital availability offset by timing of payments to vendors for inventory purchases.

Net cash provided by financing activities in the twelve months ended December 31, 2010 was $245,000 versus $35,000 for December 31, 2009.  The net increase of $210,000 was primarily attributable to a $250,000 convertible note issued during 2010.

The company’s cash position for December 31, 2010 and 2009 was $163,000 and $29,000 respectively or an increase of $134,000.

We do not have any material commitments for capital expenditures during the next twelve months. Any required expenditure will be completed through internally generated funding.

We did not have any significant elements of income or loss not arising from continuing operations in for the periods presented.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of the QSGI’s Common Stock following the merger by each director and by each executive officer named in the Summary Compensation Table and by all the directors and executive officers as a group as of December 31, 2010.

Title of Class	Name of Beneficial	Amount and Nature of Beneficial Owner(1)	Percent of Class
Common	David Meynarez	31,043,103	12.56%
Common	Marc Sherman	84,267,069	34.10%
Common	All Directors as a class	115,310,172	46.66%
(1) Includes unexercised stock option grants in QSGI, Inc. existing prior to the Merger transaction.

Executive Compensation

Name and Principal Position	Year	Salary
Marc Sherman, CEO (1)	2010	152,288
	2009	51,333
David Meynarez, CFO (2)	2010	64,121
	2009	11,250
(1) Mr. Sherman is also CEO and Chairman of QSGI, Inc. Prior to the Merger transaction.
Mr. Sherman was deferring payroll in QSGI, from October 2009 and through December 2010.
(2) Mr. Meynarez is also CFO and Board Member of QSGI, Inc. Prior to the Merger transaction
Mr. Meynarez was deferring payroll in QSGI, from October 2009 and through December 2010.

 Market for Registrant's Common Equity, Related Stockholder matters and Issuer Purchases of Equity Securities

Market Information

The Registrant’s Common Stock is listed on the Pink Sheets Board under the symbol “QSGIQ.PK.”  Prior to that the Registrant’s Common Stock was listed on the OTC Bulletin Board under the symbol “QSGI.OB.”

The following table sets forth, for the calendar periods indicated, the high and low sales prices per share for the Registrant’s Common Stock as reported on the Pink Sheet and OTC Bulletin Board.

Quarter Ended March 31, 2011	High	Low

First Quarter	$0.5800	$0.0730

Years Ended December 31, 2010

First Quarter	$0.0065	$0.0001
Second Quarter	0.0015	0.0002
Third Quarter	0.1900	0.0001
Fourth Quarter	0.3000	0.0601

Years Ended December 31, 2009

First Quarter	$0.2200	$0.0200
Second Quarter	0.2700	0.0400
Third Quarter	0.0200	0.0002
Fourth Quarter	0.0130	0.0005

Holders

As of March 31, 2011, there were approximately 1,800 holders of record of the Registrant’s Common Stock and the closing price was $0.28. Because many of the outstanding shares of the Registrant’s Common Stock are held by brokers and other institutions on behalf of shareholders, the Registrant is not able to estimate the total number of beneficial shareholders represented by these record holders.

Dividends
The Registrant has paid no cash or stock dividends on its Common Stock to date and does not anticipate paying any dividends on its Common Stock in the foreseeable future. The Registrant intends to use any earnings, which may be generated, to finance the growth of the businesses.

The Board of Directors has the right to authorize the issuance of preferred stock, without further shareholder approval, the holders of which may have preferences over the holders of the Common Stock as to payment of dividends.

FINANCIAL STATEMENTS AND EXHIBITS

KRUSECOM, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2010 and 2009

INDEPENDENT AUDITORS’ REPORT

To the Members of

KruseCom, LLC

West Palm Beach, Florida

We have audited the accompanying balance sheets of KruseCom, LLC (the “Company”) as of December 31, 2010 and 2009 and the related statements of operations and changes in members’ capital, and cash flows, for the year ended December 31, 2010 and the period from October 8, 2009 (Inception) to December 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of KruseCom, LLC as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the year ended December 31, 2010 and for the period from October 8, 2009 (Inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

LEVENSON, KATZIN & BALLOTTA, P.A.

Certified Public Accountants

June 21, 2011

KRUSECOM, LLC
BALANCE SHEETS
DECEMBER 31, 2010 AND 2009

ASSETS

	2010	2009
CURRENT ASSETS:
Cash & cash equivalents	$162,837	$28,526
Accounts receivable, net	9,084	4,864
Inventories	240,451	10,002

TOTAL CURRENT ASSETS	412,372	43,392

NON-CURRENT ASSETS:
Equipment, net	54,166	74,833
Other assets	17,059	11,427
TOTAL NON-CURRENT ASSETS	71,225	86,260

TOTAL ASSETS	$483,597	$129,652

LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$47,903	$34,177
Other liabilities	77,316	--

TOTAL CURRENT LIABILITIES	125,219	34,177

NOTE PAYABLE	250,000	25,000

COMMITMENTS AND CONTINGENCIES	--	--

MEMBERS' CAPITAL	108,378	70,475

TOTAL LIABILITIES AND MEMBERS' CAPITAL	$483,597	$129,652

KRUSECOM, LLC
STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' CAPITAL
FOR THE YEAR ENDED DECEMBER 31, 2010 AND THE PERIOD FROM
OCTOBER 8, 2009 (INCEPTION) TO DECEMBER 31, 2009

	2010	2009

REVENUES	$3,013,184	$537,803

COST OF GOODS SOLD	2,054,413	355,228

GROSS PROFIT	958,771	182,575

SELLING, GENERAL AND ADMINISTRATIVE	942,417	201,932

INCOME (LOSS) FROM OPERATIONS	16,354	(19,357)

OTHER INCOME (EXPENSE):
Interest expense	(2,733)	(282)
TOTAL OTHER INCOME (EXPENSE)	(2,733)	(282)

NET INCOME (LOSS)	13,621	(19,639)

CHANGES IN MEMBERS' CAPITAL:
Members' capital beginning of year/period	70,475	--
Contributed capital	--	10,114
Contributed equipment	--	80,000
Membership interest compensation	4,000	--
Conversion of notes payable	25,282	--
Distributions	(5,000)	--

Members' capital end of year	$108,378	$70,475

KRUSECOM, LLC
STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND THE PERIOD FROM
OCTOBER 8, 2009 (INCEPTION) TO DECEMBER 31, 2009

	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$13,621	$(19,639)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation expense	20,667	5,167
Membership interest compensation	4,000	--
Interest expense on note payable converted to capital	282	--
Changes in current assets and liabilities:
Accounts receivable, net	(4,220)	(4,864)
Inventories	(230,449)	(10,002)
Prepaid expenses and other current assets	(5,632)	(11,427)
Accounts payable and accrued expenses	13,726	34,177
Other liabilities	77,316	--

NET CASH USED IN OPERATING ACTIVITIES	(110,689)	(6,588)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	--	10,114
Capital distributions	(5,000)	--
Proceeds from notes payable	250,000	25,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	245,000	35,114

NET INCREASE IN CASH AND CASH EQUIVALENTS	134,311	28,526

CASH AND CASH EQUIVALENTS, beginning of year/period	28,526	--

CASH AND CASH EQUIVALENTS, end of year/period	$162,837	$28,526

SUPPLEMENTAL DISCLOSURE OF NON-CASH
FINANCING ACTIVITIES:
Contributed equipment	$--	$80,000
Membership interest compensation	4,000	--
Conversion of note payable and related
accrued interest to capital	25,282	--
	$29,282	$80,000

NOTE A. ORGANIZATION

KruseCom, LLC (the “Company”) was organized in the state of Florida on October 8, 2009 (“Inception”) coinciding with the commencement of operations. The Company offers a variety of solutions to companies whose business computing technologies (desktops, laptops, printers, and servers) have come to the end of their life cycle. These services include data erasure to Department of Defense standards for hard drives, asset auditing/life cycle management which allows customers to minimize their overall Information Technology (“IT”) expenditure and maximize their return on investment, IT asset remarketing for IT assets with market value and environmental compliance for IT products. The Company is geared towards the users of business-computing hardware (desktops, laptops, related peripherals and servers) as well as maintaining and providing services on enterprise-class hardware (mainframes, midrange servers, tape storage products and disk storage products).

The Company is organized under applicable Florida law as a Limited Liability Company (“LLC”) and is headquartered in West Palm Beach, Florida. From Inception the Company was managed by the initial two members. During December 2010, the Company formalized its Amended and Restated Limited Liability Company Operating Agreement (the “Operating Agreement”) (Note D). Under the Operating Agreement the Company now has four members. The Company conducts operations from its offices in West Palm Beach and its bulk shipment facility in New Jersey.

Merger with QSGI, Inc.: On June 16, 2011(the “Merger Date”), the Company merged its operations with QSGI, Inc. (“QSGI”), a publicly-traded company that filed for Chapter 11 Bankruptcy protection during July 2009. As part of QSGI’s plan of reorganization, the Company agreed to merge with QSGI, whereby QSGI will adopt the Company’s operations as its primary business. The members of the Company via a Share Exchange Agreement (the “Exchange Agreement”) transferred 100% of their ownership interest in the Company to QSGI on the Merger Date in exchange for 190,000,000 shares of QSGI’s common stock. For accounting purposes the merger of QSGI and the Company will be accounted for as a reverse acquisition with the Company as the acquirer and QSGI as the acquired party. During the year ended December 31, 2010, the Company incurred professional fees and other expenses amounting to approximately $25,000 as it relates to the merger with QSGI.

NOTE B. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The following is a summary of significant accounting policies consistently followed by the Company in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts, contingent assets and liabilities, and disclosures in the financial statements. Actual results could differ from those estimates. Significant estimates include the considerations of the allowance for doubtful accounts and inventory. Management has considered the circumstances under which the Company should recognize or make disclosures regarding events or transactions occurring subsequent to December 31, 2010 and through June 21, 2011, which represents the date the financial statements were available to be issued. Adjustments or additional disclosures, if any, have been included in these financial statements.

1.	Revenue Recognition

Revenue is recognized when there is persuasive evidence of an arrangement, the sales price is fixed or determinable, collection of the related receivable is reasonably assured and delivery has occurred. Delivery to customers has occurred at the point of shipment, provided that title and risk of loss have transferred and no significant obligations remain. The Company may allow customers to return defective products for exchange or credit within a reasonable period, which is generally less than 30 days. Returns are determined on a case-by-case basis and upon approval by management. A return is recorded in the period of the return because, based on past experience, these returns are infrequent and immaterial.

Shipping and handling costs billed to customers are included in revenue and related costs are included in the cost of revenue.

NOTE B. SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

2.	Cash And Cash Equivalents

For purposes of the statement of cash flows, all highly liquid investments with an original maturity of three months or less are considered cash equivalents.   At December 31, 2010 and 2009, all amounts were held in cash accounts with a Florida bank. The Company periodically maintains cash balances with financial institutions that are in excess of the federally insured limits.

3.	Inventories

Inventories consist primarily of computer hardware, parts and related products, and are valued at the lower of cost or market on a first in first out basis.  The allocated cost of parts disassembled from purchased computer hardware is based on the relative fair value of the disassembled components. Substantially all inventory items are parts disassembled from purchased computer hardware. The allocation of cost does not exceed the original cost of the computer hardware. The Company closely monitors and analyzes inventory for potential obsolescence and slow-moving items on an item-by-item basis.  Inventory items determined to be obsolete or slow moving are reduced to net realizable value.  Inventory in-transit consists of items of inventory for which the Company has purchased and assumed the risk of loss, but which has not yet been received into stock at the Company’s facility.

4.	Accounts Receivable

The Company records trade accounts receivable at net realizable value.  This value includes an appropriate allowance for estimated uncollectible accounts to reflect any anticipated losses on the trade accounts receivable balances that are charged to the provision for doubtful accounts.  The Company calculates this allowance based on specific identification of past-due accounts per the contractual terms of the receivables, taking into consideration its relationship with its customers and the respective customer’s economic status. At December 31, 2010 and 2009, the Company has no allowance for uncollectible accounts as the Company has directly written off amounts deemed uncollectible.

NOTE B. SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

5.	Equipment

Equipment is stated at contributed fair value, net of accumulated depreciation. Expenditures for maintenance and repairs are charged to operations as incurred.  Upon retirement or sale, any assets disposed are removed from the accounts and any resulting gain or loss is reflected in the results of operations. Equipment with a carrying value at December 31, 2010 and 2009 of $80,000, respectively, and primarily comprised of computer hardware and office equipment, is depreciated using the straight-line method over three to five-year periods. Impairment losses on equipment are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by the equipment is less than its carrying value and, accordingly, all or a portion of such carrying value may not be recoverable.  Impairment losses are then measured by comparing the fair value of the equipment to the carrying amounts. For the year ended December 31, 2010 and the period from October 8, 2009 (Inception) management determined no impairment existed. Accumulated depreciation at December 31, 2010 and 2009 amounted to approximately $26,000 and $5,000, respectively. Depreciation expense for the year ended December 31, 2010 and the period from October 8, 2009 (Inception) amounted to approximately $21,000 and $5,000, respectively.

6.	Advertising

The Company expenses advertising costs to operations in the year incurred. Advertising expense incurred by the Company for the years ended December 31, 2010 and for the period from October 8, 2009 (Inception) to December 31, 2009 amounted to approximately $45,000 and $6,000, respectively.

7.	Sales Taxes

Various states and counties within those states may impose a sales tax on the Company’s sales to non-exempt customers. The Company collects the sales tax and remits the entire amount to the appropriate jurisdiction. The Companies accounting policy is to exclude the tax collected and remitted to these jurisdictions from revenue and cost of sales.

NOTE B. SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

8.	Membership Interest Compensation

The Company recognizes the fair value of membership interest-based compensation in net income. Compensation cost related to grants of membership interests amounted to $4,000 for the year ending December 31, 2010. For the period from October 8, 2009 (Inception) to December 31, 2009, the Company did not issue any membership interests as compensation.

9.	Concentrations and Economic Dependency

Sales: For the year ended December 31, 2010 and for the period from October 8, 2009 (Inception) to December 31, 2009, sales to one customer amounted to 12% and 10%, respectively, of total sales.

Purchases: For the year ended December 31, 2010 and for the period from October 8, 2009 (Inception) to December 31, 2009, purchases from two and one vendor amounted to 45% and 51%, respectively, of total purchases.

Shipping and handling: In addition to product vendors, the Company depends on several other third parties over whom it has no control, including, in particular, two large multi-national carriers for delivery of products to and from its distribution facility and to its customers. The Company has no long-term relationships with any of these parties. The Company is therefore subject to risks, including risks of the carriers’ employee strikes and inclement weather, which could result in failures by such carriers to deliver products to its customers in a timely manner, which could damage the Company’s reputation and name.

NOTE B. SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

Reliance on merchandise vendors: The Company relies on the availability of off-lease and excess inventory computer equipment, which is unpredictable. The Company has no long-term arrangements with its vendors that assure the availability of equipment. The Company purchases equipment from many different vendors, and has no formal commitments with or from any of them. The Company is not assured that its current vendors will continue to sell equipment to it as they have in the past, or that it will be able to establish new vendor relationships that ensure equipment will be available in sufficient quantities and at favorable prices. If the Company is unable to obtain sufficient quantities of equipment at favorable prices, its business will be adversely affected. In addition, the Company may become obligated to deliver specified types of computer equipment in a short time period and, in some cases, at specified prices. Because the Company has no formal relationships with vendors, it may not be able to obtain the required equipment in sufficient quantities in a timely manner, which could adversely affect its ability to fulfill these obligations.

Access to Capital: Since Inception, the Company has been able to generate sufficient funds from its operations to pay for its operating expenses. However, the Company may need to raise additional funds to finance unanticipated working capital requirements or to carry out its business plan. If funds are not available when required for unanticipated working capital needs or other transactions, the Company’s ability to carry out its business plan could be adversely affected, and it may be required to scale back operations to reflect the extent of available funding.

10.	Fair Value Measurements

The Company determines the fair market values of its financial assets and liabilities, as well as non-financial assets and liabilities that are recognized or disclosed at fair value on a non-recurring basis, based on the fair value hierarchy established in by GAAP. The Company measures its financial assets and liabilities using inputs from the following three levels of the fair value hierarchy. The three levels are as follows:

•	Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

NOTE B. SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

•
Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

•
Level 3 includes unobservable inputs that reflect our judgment about the assumptions that market participants would use in pricing the asset or liability. The Company develops these inputs based on the best information available, including our own data.

At December 31, 2010 and 2009, The Company has no assets or liabilities that are required to be measured at fair value on a recurring or non-recurring basis.

11.	Income Taxes

The Company has elected to be treated as an S-Corporation for income tax purposes. Under such provisions, the Company’s taxable income is reflected on the members’ personal income tax returns. Accordingly, the Company is not subject to federal income taxes and no provision for income taxes is reflected in the accompanying financial statements. Management of the Company has concluded that the Company is a pass-through entity and there are no uncertain tax positions, including the S-Corporation election and sales tax exemptions, that would require recognition in the financial statements. If the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes. The Company does not expect that unrecognized tax benefits will increase within the next twelve months. The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors. Generally, federal, state and local authorities may examine the Company’s tax returns for three years from the date of filing. The Company’s tax returns since inception are currently subject to examination.

12.	Statement of Comprehensive Loss

A statement of comprehensive income (loss) is not presented since the Company has no items of other comprehensive loss.  Comprehensive income (loss) is the same as net loss for the periods presented herein.

NOTE C. NOTES PAYABLE

On December 31, 2009, the Company entered into a $25,000 note payable agreement with an employee (the “Employee Note”). Per the agreement, interest accrues monthly at 8% per annum. The agreement had no stated maturity or monthly repayment terms. During 2010, the employee agreed to convert the principal amount per the agreement plus interest to capital in exchange for an approximately 28% ownership in the Company.

During November 2010, the Company entered into a $250,000 convertible promissory note (the “Convertible Note”) with a third party. The Convertible Note has an original stated maturity date of two years or November 2012, unless the Convertible Note is converted to capital or the Company is in default as defined in the Convertible Note agreement prior to November 2012. The note calls for interest at prime plus 4.3% (7.55% at December 31, 2010), not to exceed the default interest rate, due and payable monthly in arrears. The Convertible Note may be converted to capital prior to the first anniversary date in exchange for a 6% interest in the Company following the merger with QSGI, Inc. (See Note A). In certain instances as defined in the Convertible Note agreement the third party can request payment be made sooner via monthly installments, as well as, extend the conversion period for an additional two years (the “Extension”), which would extend the maturity date for an additional two years. At any point during the Extension period, the third party can cancel such extension and request payments be made via monthly installments.

NOTE D. CAPITALIZATION AND LLC AGREEMENT

The Company raised its initial capital of $90,114 in October 2009 from the original member, consisting of $80,000 in contributed equipment (see Note B) and cash of $10,114. At the time of contribution, the value of the equipment approximated fair value.

In December 2010, the Company formalized the terms of the Operating Agreement. As part of the Operating Agreement the Company accepted two new members which were granted a combined 56% interest in the Company. Approximately 28% interest was granted to an employee per the employee’s agreement with the original members. At the time of the grant, January 2010, the Company determined the fair value of the grant via an internal calculation prepared by management using primarily level three inputs (see Note B). The Company determined the fair value of the grant as $4,000, which resulted in an increase to member’s capital. The remaining 28% member interest was granted to an employee in exchange for the conversion of the Employee Note and related interest to capital.

Pursuant to the Operating Agreement, the Company is managed by a designated member (the “Manager”). Subject to certain limitations, the Manager has the sole and exclusive right to conduct, supervise and manage the business and affairs of the Company and to take all actions necessary or appropriate to conduct the Company’s business.

NOTE E. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2010 the Company had sales to an entity partly owned by the immediate family of a Company member amounting to $13,000. No sales were made to this related party during the period from October 8, 2009 (Inception) to December 31, 2009.

NOTE F. COMMITMENTS AND CONTINGENCIES

Operating Leases: At December 31, 2010 and 2009, the Company is a lessee pursuant to operating leases for office and warehouse space. The lease for office space in West Palm Beach calls for $4,000 per month, on a month-to-month basis and is cancellable with 30-days notice. The lease for warehouse space in New Jersey is for 60 months ending in December 2015. In addition to the monthly minimum rent for the New Jersey warehouse, the Company is responsible for its proportionate share of Common Area Maintenance (“CAM”). The future minimum rental commitments for the New Jersey warehouse are approximately $45,000 annually through 2014 and approximately $22,500 for 2015.

Rent expense during the year ended December 31, 2010 and for the period from October 8, 2009 (Inception) to December 31, 2009 amounted to approximately $101,000 and $13,000, respectively.

NOTE G. SUBSEQUENT EVENTS

Employment Agreements: During June 2011, and immediately prior to the merger with QSGI (Note A), the Company entered into employment agreements with 5 employees, which include 3 members of the Company. Significant terms include up to a 5 year initial term per employee with successive 1-year terms thereafter. The two employees which were not members of the Company prior to the signing of their respective employee agreement were granted a restricted ownership in the Company, which vests over the term of employment and based on performance standards set forth in the employment agreements.

Merger with QSGI, Inc: On the Merger Date (Note A), the Company merged its operations with QSGI, a publicly-traded company that filed for Chapter 11 Bankruptcy protection during July 2009. The members of the Company via the Exchange Agreement transferred 100% of their ownership interest in the Company to QSGI on the Merger Date in exchange for 190,000,000 shares of QSGI’s common stock.

KRUSECOM, LLC

FINANCIAL STATEMENTS

MARCH 31, 2011 AND 2010

KRUSECOM, LLC
BALANCE SHEETS
MARCH 31, 2011 AND 2010

ASSETS

	2011	2010
CURRENT ASSETS:
Cash & cash equivalents	$190,242	$4,679
Accounts receivable, net	49,132	50,121
Inventories	458,593	54,437

TOTAL CURRENT ASSETS	697,967	109,237

NON-CURRENT ASSETS:
Equipment, net	48,999	69,666
Other assets	17,059	14,782
TOTAL NON-CURRENT ASSETS	66,058	84,448

TOTAL ASSETS	$764,025	$193,685

LIABILITIES AND MEMBERS' CAPITAL

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$157,611	$80,553
Other liabilities	201,773	27,766

TOTAL CURRENT LIABILITIES	359,384	108,319

NOTE PAYABLE	250,000	25,282

COMMITMENTS AND CONTINGENCIES	--	--

MEMBERS' CAPITAL	154,641	60,084

TOTAL LIABILITIES AND MEMBERS' CAPITAL	$764,025	$193,685

KRUSECOM, LLC
STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' CAPITAL
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

	2011	2010

REVENUES	$834,408	$925,508

COST OF GOODS SOLD	488,297	685,092

GROSS PROFIT	346,111	240,416

SELLING, GENERAL AND ADMINISTRATIVE	294,086	254,807

INCOME (LOSS) FROM OPERATIONS	52,025	(14,391)

OTHER INCOME (EXPENSE):
Interest expense	(5,762)	--
TOTAL OTHER INCOME (EXPENSE)	(5,762)	--

NET INCOME (LOSS)	46,263	(14,391)

CHANGES IN MEMBERS' CAPITAL:
Members' capital beginning of period	108,378	70,475
Membership interest compensation	--	4,000

Members' capital end of period	$154,641	$60,084

KRUSECOM, LLC
STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$46,263	$(14,391)
Adjustments to reconcile net income (loss) to net cash
provided by (used) in operating activities:
Depreciation expense	5,167	5,167
Membership interest compensation	--	4,000
Changes in operating assets and liabilities:
Accounts receivable, net	(40,048)	(45,257)
Inventories	(218,142)	(44,435)
Prepaid expenses and other assets	--	(3,355)
Accounts payable and accrued expenses	109,708	46,658
Other liabilities	124,457	27,766

NET CASH PROVIDED BY (USED) IN OPERATING ACTIVITIES	27,405	(23,847)

NET INCREASE IN CASH AND CASH EQUIVALENTS	27,405	(23,847)

CASH AND CASH EQUIVALENTS, beginning of period	162,837	28,526

CASH AND CASH EQUIVALENTS, end of period	$190,242	$4,679

SUPPLEMENTAL DISCLOSURE OF NON-CASH
FINANCING ACTIVITIES:
Membership interest compensation		$4,000

NOTE A. ORGANIZATION

KruseCom, LLC (the “Company”) was organized in the state of Florida on October 8, 2009 (“Inception”) coinciding with the commencement of operations. The Company offers a variety of solutions to companies whose business computing technologies (desktops, laptops, printers, and servers) have come to the end of their life cycle. These services include data erasure to Department of Defense standards for hard drives, asset auditing/life cycle management which allows customers to minimize their overall Information Technology (“IT”) expenditure and maximize their return on investment, IT asset remarketing for IT assets with market value and environmental compliance for IT products. The Company is geared towards the users of business-computing hardware (desktops, laptops, related peripherals and servers) as well as maintaining and providing services on enterprise-class hardware (mainframes, midrange servers, tape storage products and disk storage products).

The Company is organized under applicable Florida law as a Limited Liability Company (“LLC”) and is headquartered in West Palm Beach, Florida. From Inception the Company was managed by the initial two members. During December 2010, the Company formalized its Amended and Restated Limited Liability Company Operating Agreement (the “Operating Agreement”) (Note D). Under the Operating Agreement the Company now has four members. The Company conducts operations from its offices in West Palm Beach and its bulk shipment facility in New Jersey.

Merger with QSGI, Inc.: On June 16, 2011(the “Merger Date”), the Company merged its operations with QSGI, Inc. (“QSGI”), a publicly-traded company that filed for Chapter 11 Bankruptcy protection during July 2009. As part of QSGI’s plan of reorganization, the Company agreed to merge with QSGI, whereby QSGI will adopt the Company’s operations as its primary business. The members of the Company via a Share Exchange Agreement (the “Exchange Agreement”) transferred 100% of their ownership interest in the Company to QSGI on the Merger Date in exchange for 190,000,000 shares of QSGI’s common stock. For accounting purposes the merger of QSGI and the Company will be accounted for as a reverse acquisition with the Company as the acquirer and QSGI as the acquired party. During the three months ended March 31, 2011 and 2010, the Company incurred professional fees and other expenses amounting to approximately $39,000 and $0, respectively, as it relates to the merger with QSGI. Total professional fees and other expenses incurred by the Company related to the merger with QSGI through March 31, 2011 amounted to approximately $64,000.

NOTE B. SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The following is a summary of significant accounting policies consistently followed by the Company in the preparation of its financial statements. The policies are in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts, contingent assets and liabilities, and disclosures in the financial statements. Actual results could differ from those estimates. Significant estimates include the considerations of the allowance for doubtful accounts and inventory. Management has considered the circumstances under which the Company should recognize or make disclosures regarding events or transactions occurring subsequent to March 31, 2011 and through June 22, 2011, which represents the date the financial statements were available to be issued. Adjustments or additional disclosures, if any, have been included in these financial statements.

1.	Revenue Recognition

Revenue is recognized when there is persuasive evidence of an arrangement, the sales price is fixed or determinable, collection of the related receivable is reasonably assured and delivery has occurred. Delivery to customers has occurred at the point of shipment, provided that title and risk of loss have transferred and no significant obligations remain. The Company may allow customers to return defective products for exchange or credit within a reasonable period, which is generally less than 30 days. Returns are determined on a case-by-case basis and upon approval by management. A return is recorded in the period of the return because, based on past experience, these returns are infrequent and immaterial.

Shipping and handling costs billed to customers are included in revenue and related costs are included in the cost of revenue.

NOTE B. SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

2.	Cash And Cash Equivalents

For purposes of the statement of cash flows, all highly liquid investments with an original maturity of three months or less are considered cash equivalents.   At March 31, 2011 and 2010, all amounts were held in cash accounts with a Florida bank. The Company periodically maintains cash balances with financial institutions that are in excess of the federally insured limits.

3.	Inventories

Inventories consist primarily of computer hardware, parts and related products, and are valued at the lower of cost or market on a first in first out basis.  The allocated cost of parts disassembled from purchased computer hardware is based on the relative fair value of the disassembled components. Substantially all inventory items are parts disassembled from purchased computer hardware. The allocation of cost does not exceed the original cost of the computer hardware. The Company closely monitors and analyzes inventory for potential obsolescence and slow-moving items on an item-by-item basis.  Inventory items determined to be obsolete or slow moving are reduced to net realizable value.  Inventory in-transit consists of items of inventory for which the Company has purchased and assumed the risk of loss, but which has not yet been received into stock at the Company’s facility.

4.	Accounts Receivable

The Company records trade accounts receivable at net realizable value.  This value includes an appropriate allowance for estimated uncollectible accounts to reflect any anticipated losses on the trade accounts receivable balances that are charged to the provision for doubtful accounts.  The Company calculates this allowance based on specific identification of past-due accounts per the contractual terms of the receivables, taking into consideration its relationship with its customers and the respective customer’s economic status. At March 31, 2011 and 2010, management of the Company has determined no allowance for uncollectible accounts is necessary.

NOTE B. SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

5.	Equipment

Equipment is stated at contributed fair value, net of accumulated depreciation. Expenditures for maintenance and repairs are charged to operations as incurred.  Upon retirement or sale, any assets disposed are removed from the accounts and any resulting gain or loss is reflected in the results of operations. Equipment with a carrying value at March 31, 2011 and 2010 of $80,000, respectively, and primarily comprised of computer hardware and office equipment, is depreciated using the straight-line method over three to five-year periods. Impairment losses on equipment are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by the equipment is less than its carrying value and, accordingly, all or a portion of such carrying value may not be recoverable.  Impairment losses are then measured by comparing the fair value of the equipment to the carrying amounts. For the three months ended March 31, 2011 and 2010 management determined no impairment existed. Accumulated depreciation at March 31, 2011 and 2010 amounted to approximately $31,000 and $10,000, respectively. Depreciation expense for the three months ended March 31, 2011 and 2010 amounted to approximately $5,100 for each period.

6.	Advertising

The Company expenses advertising costs to operations in the year incurred. Advertising expense incurred by the Company for the three months ended March 31, 2011 and 2010 amounted to approximately $25,000 and $6,000, respectively.

7.	Sales Taxes

Various states and counties within those states may impose a sales tax on the Company’s sales to non-exempt customers. The Company collects the sales tax and remits the entire amount to the appropriate jurisdiction. The Companies accounting policy is to exclude the tax collected and remitted to these jurisdictions from revenue and cost of sales.

NOTE B. SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

8.	Membership Interest Compensation

The Company recognizes the fair value of membership interest-based compensation in net income. Compensation cost related to grants of membership interests amounted to $4,000 for the three months ended March 31, 2011. For the three months ended March 31, 2010, the Company did not issue any membership interests as compensation.

NOTE B. SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

9.	Concentrations and Economic Dependency

Sales: For the three months ended March 31, 2011 and 2010, sales to two and three customers amounted to 35% and 49%, respectively, of total sales.

Purchases: For the three months ended March 31, 2011 and 2010, purchases from three and two vendors amounted to 61% and 64%, respectively, of total purchases.

Shipping and handling: In addition to product vendors, the Company depends on several other third parties over whom it has no control, including, in particular, two large multi-national carriers for delivery of products to and from its distribution facility and to its customers. The Company has no long-term relationships with any of these parties. The Company is therefore subject to risks, including risks of the carriers’ employee strikes and inclement weather, which could result in failures by such carriers to deliver products to its customers in a timely manner, which could damage the Company’s reputation and name.

Reliance on merchandise vendors: The Company relies on the availability of off-lease and excess inventory computer equipment, which is unpredictable. The Company has no long-term arrangements with its vendors that assure the availability of equipment. The Company purchases equipment from many different vendors, and has no formal commitments with or from any of them. The Company is not assured that its current vendors will continue to sell equipment to it as they have in the past, or that it will be able to establish new vendor relationships that ensure equipment will be available in sufficient quantities and at favorable prices. If the Company is unable to obtain sufficient quantities of equipment at favorable prices, its business will be adversely affected. In addition, the Company may become obligated to deliver specified types of computer equipment in a short time period and, in some cases, at specified prices. Because the Company has no formal relationships with vendors, it may not be able to obtain the required equipment in sufficient quantities in a timely manner, which could adversely affect its ability to fulfill these obligations.

Access to Capital: Since Inception, the Company has been able to generate sufficient funds from its operations to pay for its operating expenses. However, the Company may need to raise additional funds to finance unanticipated working capital requirements or to carry out its business plan. If funds are not available when required for unanticipated working capital needs or other transactions, the Company’s ability to carry out its business plan could be adversely affected, and it may be required to scale back operations to reflect the extent of available funding.

NOTE B. SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

10.	Fair Value Measurements

The Company determines the fair market values of its financial assets and liabilities, as well as non-financial assets and liabilities that are recognized or disclosed at fair value on a non-recurring basis, based on the fair value hierarchy established in by GAAP. The Company measures its financial assets and liabilities using inputs from the following three levels of the fair value hierarchy. The three levels are as follows:

•	Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

•
Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

•
Level 3 includes unobservable inputs that reflect our judgment about the assumptions that market participants would use in pricing the asset or liability. The Company develops these inputs based on the best information available, including our own data.

At March 31, 2011 and 2010, The Company has no assets or liabilities that are required to be measured at fair value on a recurring or non-recurring basis.

NOTE B. SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

11.	Income Taxes

The Company has elected to be treated as an S-Corporation for income tax purposes. Under such provisions, the Company’s taxable income is reflected on the members’ personal income tax returns. Accordingly, the Company is not subject to federal income taxes and no provision for income taxes is reflected in the accompanying financial statements. Management of the Company has concluded that the Company is a pass-through entity and there are no uncertain tax positions, including the S-Corporation election and sales tax exemptions, that would require recognition in the financial statements. If the Company were to incur an income tax liability in the future, interest on any income tax liability would be reported as interest expense and penalties on any income tax liability would be reported as income taxes. The Company does not expect that unrecognized tax benefits will increase within the next twelve months. The Company’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based upon ongoing analyses of tax laws, regulations and interpretations thereof as well as other factors. Generally, federal, state and local authorities may examine the Company’s tax returns for three years from the date of filing. The Company’s tax returns since inception are currently subject to examination.

12.	Statement of Comprehensive Loss

A statement of comprehensive income (loss) is not presented since the Company has no items of other comprehensive loss.  Comprehensive income (loss) is the same as net loss for the periods presented herein.

NOTE C. NOTES PAYABLE

On December 31, 2009, the Company entered into a $25,000 note payable agreement with an employee (the “Employee Note”). Per the agreement, interest accrues monthly at 8% per annum. The agreement had no stated maturity or monthly repayment terms. Subsequent to March 31, 2010, the employee agreed to convert the principal amount per the agreement plus interest to capital in exchange for an approximately 28% ownership in the Company.

NOTE C. NOTES PAYABLE--CONTINUED

During November 2010, the Company entered into a $250,000 convertible promissory note (the “Convertible Note”) with a third party. The Convertible Note has an original stated maturity date of two years or November 2012, unless the Convertible Note is converted to capital or the Company is in default as defined in the Convertible Note agreement prior to November 2012. The note calls for interest at prime plus 4.3% (7.55% at December 31, 2010), not to exceed the default interest rate, due and payable monthly in arrears. The Convertible Note may be converted to capital prior to the first anniversary date in exchange for a 6% interest in the Company following the merger with QSGI, Inc. (See Note A). In certain instances as defined in the Convertible Note agreement the third party can request payment be made sooner via monthly installments, as well as, extend the conversion period for an additional two years (the “Extension”), which would extend the maturity date for an additional two years. At any point during the Extension period, the third party can cancel such extension and request payments be made via monthly installments.

NOTE D. CAPITALIZATION AND LLC AGREEMENT

The Company raised its initial capital of $90,114 in October 2009 from the original member, consisting of $80,000 in contributed equipment (see Note B) and cash of $10,114. At the time of contribution, the value of the equipment approximated fair value.

In December 2010, the Company formalized the terms of the Operating Agreement. As part of the Operating Agreement the Company accepted two new members which were granted a combined 56% interest in the Company. Approximately 28% interest was granted to an employee per the employee’s agreement with the original members. At the time of the grant, January 2010, the Company determined the fair value of the grant via an internal calculation prepared by management using primarily level three inputs (see Note B). The Company determined the fair value of the grant as $4,000, which resulted in an increase to member’s capital. The remaining 28% member interest was granted to an employee in exchange for the conversion of the Employee Note and related interest to capital (Note C).

Pursuant to the Operating Agreement, the Company is managed by a designated member (the “Manager”). Subject to certain limitations, the Manager has the sole and exclusive right to conduct, supervise and manage the business and affairs of the Company and to take all actions necessary or appropriate to conduct the Company’s business.

NOTE E. RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2011 and 2010, the Company had sales to an entity partly owned by the immediate family of a Company member amounting to approximately $125,000 and $6,000, respectively. Included in accounts receivable at March 31, 2011 and 2010 are amounts due from the related party of $37,500 and $0, respectively.

NOTE F. COMMITMENTS AND CONTINGENCIES

Operating Leases: At March 31, 2011 and 2010, the Company is a lessee pursuant to operating leases for office and warehouse space. The lease for office space in West Palm Beach calls for $4,000 per month, on a month-to-month basis and is cancellable with 30-days notice. The lease for warehouse space in New Jersey is for 60 months ending in December 2015. In addition to the monthly minimum rent for the New Jersey warehouse, the Company is responsible for its proportionate share of Common Area Maintenance (“CAM”). The future minimum rental commitments for the New Jersey warehouse are approximately $45,000 annually through 2014 and approximately $22,500 for 2015.

Rent expense during the three months ended March 31, 2011 and 2010 amounted to approximately $37,000 and $21,000, respectively.

NOTE G. SUBSEQUENT EVENTS

Employment Agreements: During June 2011, and immediately prior to the merger with QSGI (Note A), the Company entered into employment agreements with 5 employees, which include 3 members of the Company. Significant terms include up to a 5 year initial term per employee with successive 1-year terms thereafter. The two employees which were not members of the Company prior to the signing of their respective employee agreement were granted a restricted ownership in the Company, which vests over the term of employment and based on performance standards set forth in the employment agreements.

Merger with QSGI, Inc: On the Merger Date (Note A), the Company merged its operations with QSGI, a publicly-traded company that filed for Chapter 11 Bankruptcy protection during July 2009. The members of the Company via the Exchange Agreement transferred 100% of their ownership interest in the Company to QSGI on the Merger Date in exchange for 190,000,000 shares of QSGI’s common stock.

List Of Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and between QSGI, Inc., and KruseCom, LLC, dated June 17, 2011
2.2	Marc Sherman Employment Agreement
2.3	David Meynarez Employment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.
Date: June 23, 2011	By:	/S/ Marc Sherman
Marc Sherman
Chief Executive Officer
Chairman of the Board